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Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-210819

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to completion, dated June 6, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated April 18, 2016)

AFFILIATED MANAGERS GROUP, INC.

2,500,000 Shares
Common Stock

         This is a public offering of common stock of Affiliated Managers Group, Inc. We have entered into a forward sale agreement, between us and Bank of America, N.A., which we refer to as the forward purchaser. In connection with the forward sale agreement, the forward purchaser (or its affiliate) will borrow from third parties and sell to the underwriters 2,500,000 shares of our common stock.

         If the forward purchaser (or its affiliate) is unable to borrow and sell all of the shares of common stock to be sold by it (or its affiliate) pursuant to the terms of the underwriting agreement, we will issue and sell to the underwriters, at the public offering price per share less the underwriting discounts and commissions per share, a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser (or its affiliate) does not borrow and sell.

         As described in this prospectus supplement under "Use of Proceeds," we will not initially receive any proceeds from the sale of the shares of our common stock by the forward purchaser (or its affiliate) to the underwriters. We may settle the forward sale and receive proceeds, subject to certain adjustments, from the sale of those shares of our common stock upon one or more future physical settlements of shares of our common stock pursuant to the forward sale agreement. In addition to settling the forward sale by physical delivery of shares of our common stock for cash proceeds, we may elect to cash or net physically settle our obligations under the forward sale agreement, in which case we may owe cash or shares of our common stock to the forward purchaser. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

         We intend to use any net proceeds that we receive from sales of shares of our common stock or any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, which may include funding investments in new and existing Affiliates (as defined in the accompanying prospectus). For the purposes of calculating the aggregate net proceeds, before expenses, to us, we have assumed that the forward sale is physically settled in whole based on the initial forward sale price of $             per share at which the forward purchaser will sell the shares of our common stock to the underwriters. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. In addition to settling the forward sale by physical delivery of shares of our common stock for cash proceeds, we may elect cash settlement or net physical settlement for all or a portion of our obligations under the forward sale agreement, which would cause the net proceeds we receive, if any, to vary. See "Underwriting (Conflict of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

         Our common stock is traded on the New York Stock Exchange under the symbol "AMG." On June 6, 2016, the last reported sale price of shares of our common stock as reported on the New York Stock Exchange was $175.48.

         Delivery of the shares in this offering against payment is expected to be made on or about June     , 2016.

         Investing in our common stock involves risks that are described under "Risk Factors" on page S-5 of this prospectus supplement and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The underwriters have been granted the right to purchase up to 375,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward purchaser (or its affiliate) at the public offering price per share less the underwriting discounts and commissions. If such option is exercised, for any such exercise, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser or its affiliate has sold to the underwriters pursuant to the exercise of such option. If the underwriters exercise the option in full, the underwriting discounts and commissions will be $            , and proceeds to us, before fees and expenses, will be approximately $            (assuming full physical settlement of the forward sale at the initial forward price of $            per share). If the forward purchaser (or its affiliate) is unable to borrow, or determines, in good faith, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow at a cost no greater than a specified amount, and deliver for sale, on the delivery date for the additional shares of our common stock to be sold pursuant to the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser (or its affiliate) does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell to the underwriters.

BofA Merrill Lynch	Barclays

The date of this prospectus supplement is June     , 2016.

        You should rely only on the information incorporated by reference into or included in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus. We have not, nor has the forward purchaser, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, nor is the forward purchaser, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Our business, financial condition, results of operations and prospects may have changed since such date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the common stock we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the common stock we are currently offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to "Affiliated Managers Group," "AMG," "we," "us," the "Company" and "our" refer to Affiliated Managers Group, Inc. and not our Affiliates or other subsidiaries.

        In any EEA Member State that has implemented the Prospectus Directive, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area ("EEA") which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of such shares of our common stock. Accordingly, any person making or intending to make any offer within the EEA of the shares of our common stock which are the subject of this prospectus supplement may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor does it authorize, the making of any offer of our shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

        For the purposes of this provision, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

        Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, the offers contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

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  it is a qualified investor as defined in the Prospectus Directive; and

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  in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters have been given to the offer or resale; or (ii) where such shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purposes of this representation, the expression an "offer" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in each Relevant Member State.

 RECENT DEVELOPMENTS

        On June 6, 2016, we announced an agreement (the "Purchase Agreement") with Petershill Fund I, a group of investment vehicles managed by Goldman Sachs Asset Management, L.P., to acquire minority equity ownership interests (the "Fund Interests") in five alternative investment firms. The Fund Interests include ownership in Winton Capital Group Ltd., Capula Investment Management LLP, Partner Fund Management, L.P., Mount Lucas Management, LP and CapeView Capital LLP. The aggregate purchase price is approximately $800 million in cash, funded up to 50% in equity. Upon completion of the acquisition of each Fund Interest, senior management at each of the firms in which the Fund Interests are being acquired will continue to hold an unchanged majority of the equity in their respective businesses and retain operating autonomy in the business, under the same terms as the prior arrangements with Petershill Fund I. Pro forma for the closing of the transaction, our assets under management would have been approximately $700 billion as of March 31, 2016, including approximately $55 billion in aggregate assets under management across these five firms.

        Completion of the acquisition of the Fund Interests is subject to certain conditions, including, among others, governmental filings and regulatory approvals, accuracy of specified representations and warranties of the other party, and material compliance by the other party with its obligations under the Purchase Agreement. The Purchase Agreement contemplates the consummation of the acquisition of the Fund Interests in multiple closings upon satisfaction of the respective closing conditions for the applicable Fund Interests. We expect our investment in interests representing approximately half of the total transaction value to close during the third quarter of 2016, with the balance of the investment expected to close by year-end 2016.

 THE OFFERING

Issuer	Affiliated Managers Group, Inc.
Shares of common stock offered by the forward purchaser(1)	2,500,000 shares of common stock (2,875,000 shares of common stock if the underwriters' option to purchase additional shares of common stock is exercised in full).
Shares of common stock to be outstanding immediately after the offering(1)	53,811,550 shares of common stock.
Shares of common stock to be outstanding after settlement of the forward sale agreement assuming full physical settlement(1)	56,311,550 shares of common stock (56,686,550 shares of common stock if the underwriters' option to purchase additional shares of common stock is exercised in full).
Use of proceeds(2)

Assuming that the forward sale is physically settled in full based on an assumed initial forward sale price of $            per share, we expect that the net proceeds from this offering will be approximately $          (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock), after deducting the underwriting discounts and commissions and estimated offering expenses, subject to certain adjustments pursuant to the forward sale agreement.

We will not initially receive any proceeds from the sale of the shares of common stock borrowed by the forward purchaser (or its affiliate) pursuant to this prospectus supplement unless (1) the forward purchaser (or its affiliate) does not borrow and sell all of the shares of common stock to be sold by it pursuant to the terms of the underwriting agreement, or (2) the underwriters exercise their option to purchase additional shares of our common stock and the forward purchaser (or its affiliate) is unable to borrow, or determines, in good faith, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow at a cost no greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, in which case we will be required to issue and sell directly to the underwriters the number of shares of common stock not borrowed and delivered by the forward purchaser (or its affiliate). We intend to use any net proceeds we receive from any such sales in the manner described below.

We intend to use the net proceeds, if any, that we receive from sales of shares of our common stock or any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, which may include funding investments in new and existing Affiliates. See "Use of Proceeds."

Listing	Our common stock is listed and trades on the New York Stock Exchange under the symbol "AMG".
Risk factors

Investing in our common stock involves risks, and prospective investors should carefully consider the matters described under "Risk Factors" on page S-5 of this prospectus supplement and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 before making an investment in our common stock.

Conflicts of interest

As described in "Use of Proceeds," all of the proceeds of this offering (excluding proceeds paid to us with respect to any common stock that we may sell to the underwriters in lieu of the forward purchaser (or its affiliate) selling our common stock to the underwriters) will be paid to the forward purchaser (or its affiliate). Because of the manner in which the net proceeds will be used, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering. See "Underwriting (Conflicts of Interest)" for additional information.

(1)
The forward purchaser has advised us that it (or its affiliate) intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. The forward sale agreement generally provides for settlement on one or more settlement dates specified by us within approximately 12 months after the date of this prospectus supplement, subject to acceleration by the forward purchaser upon the occurrence of certain events. Although we may settle the forward sale agreement entirely by delivering our shares of common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net physical settlement under the forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement. The number of shares of our common stock to be outstanding after this offering is based on 53.8 million shares of our common stock outstanding as of June 2, 2016, and excludes 1.7 million shares of our common stock issuable upon the exercise of outstanding options, 0.6 million shares reserved for issuance to settle unvested outstanding restricted stock unit awards, and any additional shares of our common stock we may issue from and after June 2, 2016 through final settlement of the forward sale agreement. We provide these numbers assuming no event occurs that would require us to sell shares of our common stock to the underwriters in lieu of the forward purchaser (or its affiliate) selling shares of our common stock to the underwriters. If such an event occurs, then (a) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (b) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreement would be reduced by such number of shares.

(2)
Calculated as of June     , 2016 (assuming that the forward sale agreement is fully physically settled based on the initial forward sale price of $            per share by the delivery of 375,000 shares of our common stock and that the underwriters have not exercised their option to purchase additional shares of our common stock). The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds are subject to settlement of the forward sale agreement.

RISK FACTORS

        In addition to the other information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors, as well as the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, before you decide to invest in our common stock. Some factors in these sections are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Forward-Looking Statements."

Settlement provisions contained in the forward sale agreement subject us to certain risks.

        The forward purchaser will have the right, in its sole discretion, to require us to physically settle the forward sale agreement upon the occurrence of certain events, including if (a) the forward purchaser (or its affiliate) is unable to hedge the forward purchaser's exposure to the transaction contemplated by the forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the date of the forward sale agreement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the date of the forward sale agreement, shares of our common stock trade at a price equal to or less than a certain threshold, (d) on any day following the date of the forward sale agreement, we announce a merger event (as defined in the forward sale agreement) or (e) the forward purchaser elects to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as set forth in the forward sale agreement). The forward purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital. In the event that we are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

        In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under the forward sale agreement prior to the date of such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds, pursuant to the forward sale agreement.

        Except under the circumstances described above, we have the right, in lieu of physical settlement of the forward sale agreement, to cash or net physically settle all or a portion of the forward sale agreement. In the event that we elect to settle with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity. If we elect cash or net physical settlement of all or a portion of the forward sale agreement, the forward purchaser (or its affiliate) will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedges. If the price of our common stock at which the forward purchaser (or its affiliate) unwinds the forward purchaser's hedge is below the forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser (or its affiliate) unwinds the forward purchaser's hedge exceeds the forward sale price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, we would expect that the purchases of our common stock by the forward purchaser (or its affiliates) to unwind the forward purchaser's hedges could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe the forward purchaser.

Share repurchase transactions may affect the value of our common stock.

        Our board of directors has authorized share repurchase programs in recent periods. As of March 31, 2016, the maximum number of shares that may be repurchased under the outstanding program is approximately 2.1 million. Repurchases under this program, which may include open market and private repurchase transactions potentially including capped call or other derivative transactions, may be effected from time to time while we are not requesting sales under the forward agreement.

        In connection with executing repurchase transactions or hedging derivative transactions, we or our transaction counterparties or their respective affiliates may purchase or sell our common stock in secondary market transactions or may enter into, modify or unwind various derivative transactions with respect to our common stock. The effect of any of these transactions and activities on the price of our common stock will depend in part on market conditions and the structure of the capped call or other derivatives transactions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock.

FORWARD-LOOKING STATEMENTS

        Certain matters discussed in this prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forward-looking statements by the use of the words "outlook," "guidance," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "projects," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  potential investments in new or our existing investment management firms, or the closing of investments that have been announced;

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  the availability of debt and equity financing to fund these investments;

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  future borrowings under our revolving credit facility;

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  interest rates and hedging contracts;

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  the impact of new accounting policies;

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  our competition and our Affiliates' competition;

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  changing conditions in the financial and securities markets; and

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  general economic conditions.

        The future results or outcome of the matters described in any of these statements are uncertain, and they merely reflect our current expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the "Risk Factors" section hereof or in our Annual Report on Form 10-K for the year ended December 31, 2015 as well as the following:

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  changes in the securities or financial markets or in general economic conditions;

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  the availability of equity and debt financing;

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  competition for acquisitions of interests in investment management firms;

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  the ability to close pending investments;

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  the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies; and

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  the mix of Affiliate contributions to our earnings.

You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our current estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

 USE OF PROCEEDS

        We will not initially receive any proceeds from the sale of the shares of our common stock borrowed by the forward purchaser (or its affiliate), unless an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of the forward purchaser (or its affiliate) selling our common stock borrowed from third parties to the underwriters.

        Assuming that the forward sale is physically settled in whole based on the assumed initial forward sale price of $            per share (the public offering price per share of our common stock in this offering less the underwriting discounts and commissions per share as set forth on the front cover of this prospectus supplement), we expect to receive net proceeds of approximately $            (assuming no exercise by the underwriters of their option to purchase additional shares of our common stock), after deducting fees and estimated expenses related to the offering and the forward sale agreement. The forward sale price is subject to certain adjustments pursuant to the forward sale agreement. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement.

        In addition to settling the forward sale by physical delivery of shares of our common stock for cash proceeds, we may elect, except under certain circumstances described in this prospectus supplement, to cash or net physically settle the forward sale, in lieu of full physical settlement. The election of cash or net physical settlement will impact any net proceeds received by us upon settlement of the forward sale and may, instead, require us to deliver cash or common stock to the forward purchaser. See "Risk Factors—Settlement provisions contained in the forward sale agreement subject us to certain risks" and "Underwriting."

        We intend to use any net proceeds that we receive from sales of shares of our common stock or any net proceeds that we receive upon the settlement of the forward sale agreement for general corporate purposes, which may include funding investments in new and existing Affiliates.

UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase from the forward purchaser (or its affiliate) the number of shares of our common stock set forth opposite the underwriters' names at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and the forward purchaser has agreed to sell to the underwriters the number of shares of our common stock set forth opposite the underwriters' names at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement. At our request and in connection with the forward sale agreement executed by us and the forward purchaser, the forward purchaser has agreed to borrow and sell (or to have one of its affiliates borrow and sell) the number of shares it has agreed to sell to the underwriters.

Underwriter	Number of Shares
Merrill, Lynch, Pierce, Fenner & Smith Incorporated	1,250,000
Barclays Capital Inc.	1,250,000

Total	2,500,000

        The underwriters are offering the shares of our common stock subject to its acceptance of the shares from the forward purchaser (or its affiliate) and subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Except as described below relating to the option to purchase additional stock, the underwriters must purchase all of the common stock offered by this prospectus supplement if any of these shares are purchased. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters.

  Commissions and Discounts

        The underwriters are purchasing the shares of common stock from the forward purchaser at $        per share.

        The underwriters have been granted an option to purchase up to 375,000 additional shares of our common stock within 30 days after the date of this prospectus supplement, which shares would be sold to the underwriters directly by the forward purchaser (or its affiliate) and/or, in certain circumstances, us, at the public offering price per share less the underwriting discounts and commissions per share set forth on the cover page of this prospectus supplement, and the amount of any dividends or distributions declared by us and payable on the shares initially sold by the forward purchaser (or its affiliate) in this offering but not payable on these additional shares, subject to the provisions in the following paragraph.

        If such option is exercised, for any such exercise, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser (or its affiliate) has sold to the underwriters pursuant to the exercise of such option. If the forward purchaser is unable to borrow, or determines, in good faith, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow at a cost no greater than a specified amount, and deliver for sales on the delivery date for the additional shares of our common stock all of the shares of our common stock to be sold pursuant to the exercise of such option, we will issue and sell to the underwriters a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser (or its affiliate) does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell to the underwriters pursuant to the exercise of such option.

        If we physically settle in whole the forward sale agreement based upon the initial forward sale price, we expect to receive net proceeds of approximately $            (assuming that the underwriters have not exercised their option to purchase additional shares of our common stock and after deducting the underwriting discounts and commissions and the estimated expenses related to the offering and the forward sale agreement), subject to certain adjustments as described below, upon settlement of the forward sale agreement.

        In addition, we estimate that the total expenses relating to this offering and the forward sale agreement, excluding underwriting discounts and commissions, will be approximately $            .

        We have agreed that, subject to certain exceptions, without the prior written consent of the underwriters, we will not, directly or indirectly, during the 45-day period after the date of this prospectus supplement, offer or agree to sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, our common stock or any of our securities that are substantially similar to our common stock, except for shares of our common stock sold pursuant to this offering, the forward sale agreement or under our employee benefit agreements or equity incentive plans, shares of common stock issued upon conversion, repurchase or exchange of our outstanding convertible securities, other securities issued as consideration for investments in or acquisitions of entities involved in investment advisory or investment management activities or other financial services related business, or any filing relating to shares of common stock on Form S-8.

Electronic Prospectus

        This prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet websites maintained by the underwriters of this offering. Other than this prospectus supplement and the accompanying prospectus, in electronic format, the information on the underwriters' website and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus, or the registration statement of which the accompanying prospectus and this prospectus supplement form a part.

Forward Sale Agreement

        We have entered into a forward sale agreement on the date of this prospectus supplement with Bank of America, N.A., as the forward purchaser, relating to an aggregate of 2,500,000 shares of our common stock. In connection with the execution of the forward sale agreement and at our request, the forward purchaser (or its affiliate) is borrowing from third parties and selling in this offering an aggregate of 2,500,000 shares of our common stock. If the forward purchaser (or its affiliate) does not borrow and sell all of the shares of common stock to be sold by it pursuant to the terms of the underwriting agreement, we will issue and sell directly to the underwriters the number of shares of common stock not borrowed and delivered by the forward purchaser (or its affiliate), and the number of shares of common stock underlying the forward sale agreement will be decreased in respect of the number of shares of common stock we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase our shares of common stock from the forward purchaser (or its affiliate), as described above, will be replaced with the commitment to purchase from us, at the initial price of $          , the relevant number of shares of common stock not borrowed and delivered by the forward purchaser (or its affiliate).

        If the underwriters exercises their option to purchase additional shares of our common stock, the number of shares of our common stock underlying the forward sale agreement will be increased based on the number of shares of our common stock that the forward purchaser (or its affiliate) has sold to the underwriter pursuant to the exercise of such option. If the forward purchaser is unable to borrow, or determines, in good faith, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow at a cost no greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then we will issue and sell to the underwriters a number of our shares of common stock equal to the number of shares of common stock that the forward purchaser (or its affiliate) does not borrow and sell and, under such circumstances, the number of shares of our common stock underlying the forward sale agreement will not be increased in respect of the number of shares of our common stock that we issue and sell to the underwriter pursuant to the exercise of such option.

        We will not initially receive any proceeds from the sale of the borrowed shares of common stock by the underwriters, but we expect to receive an amount equal to the net proceeds from the sale of the borrowed shares of common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, at the forward sale price (as described below), from the forward purchaser (or its affiliate) upon full physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to fully physically settle the forward sale agreement.

        The forward sale agreement generally provides for settlement on one or more settlement dates specified by us within approximately 12 months after the date of this prospectus supplement, subject to acceleration by the forward purchaser upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreement, we will issue our shares of common stock to the forward purchaser under the forward sale agreement at the then-applicable forward sale price. The forward sale price initially will be equal to $            per share. The forward sale agreement provides that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor (initially equal to the federal funds rate) less a spread. If the interest rate factor is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread.

        Before settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of our shares of common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net physical settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our shares of common stock is above the applicable forward sale price. However, if we decide to physically or net physically settle the forward sale agreement, any delivery of our shares by us upon physical or net physical settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

        Except under the circumstances described below, we have the right, in lieu of physical settlement of the forward sale agreement, to cash or net physically settle all or a portion of the forward sale agreement.

        Although we expect to settle the forward sale agreement entirely by delivering our shares of common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net physical settlement for all or a portion of our obligations if we conclude it is in our interest to do so. For example, we may conclude it is in our interest to cash settle or net physically settle if we have no then current use for all or a portion of the net proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the forward sale agreement. If we elect cash or net physical settlement of all or a portion of the forward sale agreement, the forward purchaser (or its affiliate) will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedges. If the price of our common stock at which the forward purchaser (or its affiliate) unwinds the forward purchaser's hedge is below the forward sale price, the forward purchaser (or its affiliate) will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser (or its affiliate) unwinds the forward purchaser's hedge exceeds the forward sale price, we will pay the forward purchaser (or its affiliate) an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, we would expect that the purchases of our common stock by the forward purchaser (or its affiliate) to unwind the forward purchaser's hedges could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe the forward purchaser (or decreasing the number of our shares of common stock the forward purchaser (or its affiliate) is obligated to deliver to us) upon net physical settlement. See "Risk Factors—Settlement provisions contained in the forward sale agreement subject us to certain risks."

        The forward purchaser will have the right, in its sole discretion, to require us to physically settle the forward sale agreement upon the occurrence of certain events, including but not limited to if (a) the forward purchaser (or its affiliate) is unable to hedge the forward purchaser's exposure to the transactions contemplated by the forward sale agreement either because of a lack of sufficient shares of our common stock being made available for borrowing by share lenders or because any such shares are not available at a rate that is less than a specified threshold, (b) on any day following the date of the forward sale agreement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) on any day following the date of the forward sale agreement, shares of our common stock trade at a price equal to or less than a certain threshold, (d) on any day following the date of the forward sale agreement, we announce a merger event (as defined in the forward sale agreement) or (e) the forward purchaser elects to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as set forth in the forward sale agreement). The forward purchaser's decision to exercise its right to require us to settle the forward sale agreement will be made irrespective of our need for capital. In the event that we are required to settle the forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability to either party (except for any liability in respect of any breach of representation or covenant by a party under the forward sale agreement prior to the date of such proceeding). Following any such termination, we would not issue any shares, and we would not receive any proceeds, pursuant to the forward sale agreement. See "Risk Factors—Settlement provisions contained in the forward sale agreement subject us to certain risks."

NYSE Listing

        Our common stock is listed and trades on the New York Stock Exchange under the symbol "AMG".

Stabilization, Short Positions and Penalty Bids

        The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares it is obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

  •
  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time. However, there is no assurance that the underwriters will undertake stabilizing action. Such stabilizing, if commenced, may be discontinued at any time and, if begun, must be brought to an end after a limited period. Any stabilizing action or over-allotment must be conducted by the underwriters or their affiliates in accordance with all applicable laws and rules.

        Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions that have engaged in, and may in the future engage in, various activities with us and/or our Affiliates, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of its respective businesses, the underwriters or their affiliates have in the past and may in the future provide us and/or our Affiliates with financial advisory and other services for which they have and in the future will receive customary fees. The underwriters and their affiliates are lenders under our revolving credit facility.

        In addition, in the ordinary course of its business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our Affiliates. The underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        All of the proceeds of this offering (excluding proceeds paid to us with respect to any common stock that we may sell to the underwriters in lieu of the forward purchaser (or its affiliate) selling our common stock to the underwriters) will be paid to the forward purchaser (or its affiliate). Because an affiliate of an underwriter will receive more than 5% of the net proceeds of this offering, such underwriter is deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a "qualified independent underwriter" is not required in connection with this offering, as the shares of our common stock have a "bona fide public market" (as defined in FINRA Rule 5121). In accordance with FINRA Rule 5121, the underwriters will not confirm any sales to any account over which they exercise discretionary authority without the specific written approval of the transaction from the account holder. See "Use of Proceeds" for additional information.

Sales Outside of the United States

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EEA Selling Restrictions

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer of shares described in this prospectus supplement ("Securities") may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and passported in accordance with the EU Prospectus Directive, except that an offer of Securities may be made to the public in that Relevant Member State at any time

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

        provided that no such offer of Securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC, as amended, and includes any relevant implementing measure in each Relevant Member State.

        The EEA selling restriction is in addition to any other selling restriction set out in this prospectus supplement.

UK Selling Restrictions

        This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Our shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

        Each Underwriter has represented, warranted and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Order) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the Order does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the Order with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Canada Selling Restrictions

        Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106

Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

        The distribution of shares in Switzerland will be exclusively made to, and directed at, regulated qualified investors (the "Regulated Qualified Investors"), as defined in Article 10 (3)(a) and (b) of the Swiss Collective Investment Schemes Act of 23 June 2006, as amended ("CISA"). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (FINMA) and no Swiss representative or paying agent has been or will be appointed in Switzerland. This prospectus supplement and/or any other offering materials relating to the shares may be made available in Switzerland solely to Regulated Qualified Investors.

Notice to Prospective Investors in the United Arab Emirates

        This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the "UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the "DFSA"), a regulatory authority of the Dubai International Financial Centre (the "DIFC"). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The shares may not be offered to the public in the UAE and/or any of the free zones.

        The shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        Our securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and our securities will not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan, or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

        Certain legal matters in connection with the offering of the common stock will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

        The registration statement that contains this prospectus is being filed in anticipation of the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. ("AMG") on August 6, 2013.

        AMG may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. One or more selling security holders to be identified in the future may also offer and sell the securities listed above from time to time. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

        The common stock of AMG is listed on the New York Stock Exchange under the symbol "AMG." If we decide to seek a listing of any debt securities, preferred stock, depositary shares, warrants or other securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

        This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

        Investing in these securities involves certain risks. See "Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        The address of AMG's principal executive offices is 777 South Flagler Drive, West Palm Beach, Florida 33401 and the telephone number at the principal executive offices is (800) 345-1100.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2016

i

ABOUT THIS PROSPECTUS

        Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

        The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "AMG," "we," "us," the "Company" and "our" refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

FORWARD-LOOKING STATEMENTS

        Certain matters discussed in this prospectus, in the documents we incorporate by reference herein and our other filings with the Securities and Exchange Commission, or the "SEC," in our press releases and in oral statements made with the approval of an executive officer may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, and may be prefaced with words such as "outlook," "guidance," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "projects," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such statements are subject to certain risks and uncertainties, including, among others, the factors discussed under the caption "Risk Factors" in the documents incorporated by reference in this prospectus.

        These factors (among others) could affect our financial performance and cause actual results to differ materially from historical earnings and those presently anticipated and projected. Forward-looking statements speak only as of the date they are made, and we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we caution readers not to place undue reliance on any such forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov. We maintain a website at www.amg.com. Information on our website is not incorporated into this prospectus, any prospectus supplement or our other securities filings, and is not part of these filings.

        The SEC's rules allow us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act" (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K filed on February 25, 2016 and Form 10-K/A filed on March 30, 2016;

  •
  Current Report on Form 8-K filed on February 2, 2016; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

        You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

    Jay C. Horgen—Chief Financial Officer and Treasurer
    Affiliated Managers Group, Inc.
    777 South Flagler Drive
    West Palm Beach, Florida 33401
    (800) 345-1100

        This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the "Registration Statement," that we have filed with the SEC under the Securities Act of 1933, as amended, or the "Securities Act." This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC's website at www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

AFFILIATED MANAGERS GROUP, INC.

        We are a global asset management company with equity investments in leading boutique investment management firms, which we refer to as our "Affiliates." Our innovative partnership approach allows each Affiliate's management team to own significant equity in their firm and maintain operational autonomy. Our strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new and additional investments in existing Affiliates. In addition, we provide centralized assistance to our Affiliates in strategic matters, marketing, distribution, product development and operations. As of December 31, 2015, our aggregate assets under management were $611.3 billion (approximately $628 billion pro forma for investments which have since closed), in more than 500 investment products across a broad range of active return-oriented strategies and distribution channels.

USE OF PROCEEDS

        Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio	11.4x	10.4x	7.7x	5.3x	5.5x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consists of pre-tax income from continuing operations (before adjustment for non-controlling interests in consolidated subsidiaries) plus fixed charges and as adjusted for distributed income of equity method investees. Fixed charges consists of our reported interest expense (including imputed interest expense but excluding contingent payment obligation adjustments) plus the portion of rental expense deemed to represent interest expense. For the purposes of these calculations, pre-tax income from continuing operations for the years ended December 31, 2011 and December 31, 2012 exclude the effects of reductions in the carrying value of an indefinite-lived intangible asset and contingent payment obligation adjustments. Had these amounts not been excluded, the ratios of earnings to fixed charges for the years ended December 31, 2011 and December 31, 2012 would have been 5.4x and 4.9x, respectively. Pre-tax income from continuing operations for the years ended December 31, 2013 and December 31, 2015 exclude the effects of contingent payment obligation adjustments. Had these amounts not been excluded, the ratios of earnings to fixed charges for the years ended December 31, 2013 and December 31, 2015 would have been 7.6x and 11.9x, respectively.

        For each of the years ended December 31, 2015, 2014, 2013, 2012 and 2011, there were no outstanding shares of preferred stock of the Company. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges for those periods.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible. We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those described in the applicable prospectus supplement and those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We have included a copy of the form of indenture as an exhibit to this Registration Statement. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

        Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 31, 2015, we had 53,876,232 shares of common stock outstanding and an additional 2,004,319 shares of common stock were held in the Company's treasury, and there were no shares of Class B non-voting common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol "AMG."

Dividends

        Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible). If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock shall be entitled to share ratably in the remaining assets available for distribution in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities (with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible).

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by-laws, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, or the limitation of liability of directors, the affirmative vote of the holders of at least eighty percent (80%) of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

        The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

        To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

        Under AMG's charter, the board of directors of AMG is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF DEPOSITARY SHARES

        AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG, as preferred stock depositary. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

 DESCRIPTION OF WARRANTS

        AMG may offer warrants pursuant to which a holder will be entitled to purchase debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Warrants will be issued under one or more warrant agreements to be entered into between AMG and a bank or trust company, as warrant agent. Except as otherwise stated in a prospectus supplement, the warrant agent will act solely as the agent of AMG under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate, will be filed as an exhibit to a document incorporated by reference in the Registration Statement of which this prospectus forms a part. You should read the more detailed provisions of the warrant agreement and the warrant certificate for provisions that may be important to you.

        The particular terms of each issue of warrants, the warrant agreement relating to the warrants and the warrant certificates representing warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the warrants;

  •
  the offering price of the warrants;

  •
  the aggregate number of warrants and the aggregate number of securities that may be purchased upon exercise of the warrants;

  •
  the designation, number and terms of the debt securities, preferred stock, common stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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  the currency or currency units in which the offering price and the exercise price are payable;

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  the designation and terms of the securities, if any, with which the warrants are issued, and the number of warrants issued with each security;

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  the date, if any, on and after which, if the warrants are issued as a unit with another security, the warrants and the related security will be separately transferable;

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  the minimum or maximum number of warrants that may be exercised at any one time;

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  the date on which the right to exercise warrants will commence and the date on which the right will expire;

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  a discussion of United States federal income tax or other considerations applicable to the warrants;

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  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

        We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

        The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

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  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

  •
  the number of subscription rights issued to each stockholder;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any additional terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights will commence and the date on which the subscription rights will expire;

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  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified or varying number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, share of preferred stock or depositary share and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

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  debt securities,

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  debt obligations of third parties, including U.S. Treasury securities, or

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  any other securities described in the applicable prospectus supplement,

which may secure the holders' obligations to purchase or to sell, as the case may be, the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

General

        The securities may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

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  to or through one or more underwriters without a syndicate;

  •
  through dealers or agents;

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  to investors directly in negotiated sales or in competitively bid transactions;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market or an exchange or otherwise; or

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  through a combination of these methods.

        The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

  •
  the name or names of any underwriters and the respective amounts underwritten;

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  the purchase price and the proceeds to us from that sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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  any securities exchanges on which the securities may be listed; and

  •
  any material relationships with the underwriters.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

Secondary Sales

        If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holder and provide the information required under the Securities Act, including the name of the selling security holder, the security or securities to be offered and sold, and information about any underwriters or agents, including any commissions to be paid.

VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2015 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AFFILIATED MANAGERS GROUP, INC.

2,500,000 Shares

Common Stock

BofA Merrill Lynch	Barclays

Prospectus Supplement

June        , 2016